Exhibit 99.1

SofTech, Inc. Completes Private Placement of Common Stock

LOWELL, MA. – December 4, 2012 - SofTech, Inc. (OTCQB:SOFT), a proven provider of Product Lifecycle Management solutions, today announced that it has raised proceeds of $225,000 from the issuance of an aggregate of 45,000 shares of the Company’s common stock, par value $0.10 per share, at $5.00 per share in private placement transactions to a limited number of accredited investors. The Company intends to use the proceeds for working capital and other general corporate purposes.

The SofTech Board of Directors authorized the issuance of up to 10% of its outstanding shares, or 99,500 shares, under the terms by which these private placement transactions were completed.

The Company has no registration obligations with regard to the common shares issued and will not incur any third party placement fees, as the negotiation with the investors was direct. Given the nominal direct costs to the Company attendant with this issuance of these shares, the terms of the Stock Purchase Agreements provide that each $25,000 investment entitles the investor to a fee of $6,000 to be paid in six equal quarterly installments during the eighteen month period following the investment. In addition, each share purchased also gives the investor the right to require the Company to repurchase the shares at $5.50 for the 30 day period following the eighteen month anniversary of the investment.

The Company does not believe that the issuance of such shares will restrict the Company’s ability to utilize its net operating losses. Accordingly, the Board of Directors of the Company approved in advance the purchase of the shares in these transactions as “Exempt Transactions” under the Company’s Rights Agreement, dated February 3, 2012, between the Company and the Registrar and Transfer Company.

About SofTech

SofTech, Inc. (OTCQB: SOFT) is a proven provider of product lifecycle management (PLM) solutions, including its ProductCenter® PLM solution and its computer-aided design product CADRA®.

SofTech’s solutions accelerate productivity and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech software solutions, including General Electric Company, Goodrich, Honeywell, AgustaWestland, Sikorsky Aircraft and the U.S. Army. Headquartered in Lowell, Massachusetts, SofTech (www.softech.com) has locations and distribution partners in North America, Europe, and Asia.

SofTech, CADRA and ProductCenter are registered trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, our outlook for fiscal year 2013 and beyond. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, our ability to: (1) generate sufficient cash flow from our operations or other sources to fund our working capital needs and growth initiatives; (2) maintain good relationships with our lender; (3) comply with the covenant requirements of the loan agreement; (4) successfully introduce and attain market acceptance of any new products and/or enhancements of existing products; (5) attract and retain qualified personnel; (6) prevent obsolescence of our technologies; (7) maintain agreements with our critical software vendors; (8) secure renewals of existing software maintenance contracts, as well as contracts with new maintenance customers; and (9) secure new business, both from existing and new customers.

These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under “Risk Factors” in the Company’s Form S-1 Registration Statement (No. 333-174818) and the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2012, as amended. The Company undertakes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements.

CONTACT:

Joseph P. Mullaney

President & Chief Executive Officer

Softech, Inc.

(978) 513-2700